EXHIBIT 1(10)

                              SPECIMEN APPLICATION

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                                                                                     Application for an Individual Flexible Premium
GREAT-WEST                                                                             Variable Universal Life Insurance Policy to
Life Annuity Insurance Company                                                          Great-West Life & Annuity Insurance Company
                                                                                                    ("The Company")

GENERAL INFORMATION                                                                       This page must be completed for all cases.

                       "Insured" whenever used in this application, means "the life proposed for insurance."



                   INSURED                                         OWNER OF POLICY (IF OTHER THAN INSURED)
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 Name_____________________________________________               Name_____________________________________________

 Address__________________________________________               Address__________________________________________

 _________________________________________________               _________________________________________________

 _________________________________________________               _________________________________________________

 Phone #: Day ____________________________________               Phone #: Day ____________________________________

 Evening _________________________________________               Evening _________________________________________

 Birth Date:_____/_____/_____ SS#_____-_____-_____               Relationship to Insured__________________________

 Place of Birth___________________________________               Owner's SS # or Tax ID #_________________________

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POLICY INFORMATION
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 Life Insurance or Premium Applied for:                          Death Benefit Option (Please check one):

    Total Face Amount $___________________________                   Level Death                                  ?
                                                                     Coverage Plus                                ?
    Base Face Amount $____________________________                   Premium Accumulation                         ?

    Rider Face Amount $___________________________               Please check one:

    Premium $_____________________________________                   Cash Value Accumlation Test                  ?
                                                                     Guideline Single Premium Test                ?
    Mode of Payment_______________________________
                                                                 Optional Transfer Provisions (Please check one):
Premium Payor (Owner, unless otherwise indicated)
                                                                     Dollar Cost Averaging                        ?
    Name__________________________________________                   Rebalancer Option                            ?

    Address_______________________________________

    ______________________________________________

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BENEFICIARY
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 Beneficiary______________________________________                    Contingent Beneficiary________________________
                    (Please Print Full Name)                                                (Please Print Full Name)

 Relationship to Insured__________________________                    Relationship to Insured_______________________

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REPLACEMENT
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 Will the policy  applied for result in any insurance or annuity  contract in this or any other  Company being lapsed,  surrendered,
 reduced, subjected to substantial borrowing, or changed to paid-up, extended term or automatic premium loan?    ? Yes   ? No

 If yes, details:___________________________________________________________________________________________________

 Company Name:______________________________________________________________________________________________________

 Policy No.:________________________________________________________________________________________________________

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J355app                                                      (99)                                                     Page 1 of 6

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INVESTMENT ALLOCATION                                                                     This page must be completed for all cases.
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 You may choose to allocate  your premium  payments to one or more of the  investment  options  listed below.  Please  indicate your selections in whole percentages.

 Note:  During the free look period,  premium  payments will be allocated to the Maxim Money Market  Portfolio.  Please refer to the prospectus for details.  If you do not indicate your allocations  below or if they do not total 100 percent,  your application will not be processed.
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American Century Variable Portfolios, Inc.                          Maxim Series Fund, Inc.
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         %   American Century VP Income & Growth                              %  Maxim Loomis Sayles Corporate Bond Portfolio
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         %   American Century VP International                                %  Maxim INVESCO ADR Portfolio
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         %   American Century VP Value                                        %  Maxim INVESCO  Balanced Portfolio
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Dreyfus Variable Investment Fund                                              %  Maxim INVESCO Small-Cap Growth Portfolio
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         %   Dreyfus Capital Appreciation Portfolio                           %  Maxim Ariel MidCap Value Portfolio
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         %   Dreyfus Growth & Income Portfolio                                %  Maxim Money Market Portfolio
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         %   Dreyf%s Stock Index Fund                                         %  Maxim U.S. Government Securities Portfolio
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Federated Insurance Series                                          Maxim Profile Portfolios
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         %   Federated American Leaders Fund II                               %  Maxim Aggressive Profile Portfolio
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         %   Federated Growth Strategies Fund II                              %  Maxim Moderately Aggressive Profile Portfolio
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         %   Federated High Income Bond Fund II                               %  Maxim Moderate Profile Portfolio
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         %   Federated International Equity Fund II                           %  Maxim Moderately Conservative Profile Portfolio
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INVESCO Variable Investments Fund, Inc.                                       %  Maxim Conservative Profile Portfolio
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         %   INVESCO VIF - High Yield Portfolio                      Neuberger & Berman Advisers Management Trust
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         %   INVESCO VIF - Industrial Income Portfolio                        %  Guardian Portfolio Income
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         %   INVESCO VIF - Total Return Portfolio                             %  Mid-Cap Growth Portfolio
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Janus Aspen Series                                                            %  Partners Portfolio
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         %   Balanced Portfolio                                               %  Socially Responsive Portfolio
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         %   Flexible Income Portfolio
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         %   High-Yield Portfolio
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         %   Worldwide Growth Portfolio
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                                                                                                           TOTAL = 100%
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COMPLIANCE INFORMATION
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 The Securities  Exchange Act of 1934 requires that we have reasonable  grounds to believe,  based upon the information  provided by you, that your  selections  are suitable  given your  objectives  and financial  situation.  Please answer the following  questions relating to the suitability of your investment choices.
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Overall investment objective            Federal income tax bracket            Annual income                   Liquid net worth
__Conservative                          __15%                                 __Less than $15,000             __Less than $15,000
__Moderately Conservative               __28%                                 __$15,000 to $24,999            __$15,000 to $49,999
__Moderate                              __31% or more                         __$25,000 to $49,999            __$50,000 to $99,999
__Moderately Aggressive                                                       __$50,000 to $99,999            __$100,000 or more
__Aggressive                                                                  __$100,000 or more

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STATEMENT OF ADDITIONAL INFORMATION
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                 Check here if you'd like a copy of the Statement of Additional Information to the prospectus. ?
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J355app                                                      (99)                                                     Page 2 of 6

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SIGNATURE                                                                                 This page must be completed for all cases.
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 I declare and agree that:

 All statements and answers to questions made in this  application  and any supplement to it are true and complete to the best of my knowledge and belief.  The  information I have  provided  will be taken into  consideration  for and will serve as the basis of any contract of insurance  based on this  application.  1) No Information or answer to any question will be deemed  communicated  to or binding on The Company unless set out in this application.  2) Only the president, a vice president or the secretary of The Company is authorized to change or waive any terms of this application or any contract of insurance issued.

 Any policy  issued based on this  application  shall not take effect  until  delivered  and the first  premium paid to The Company, provided no change has taken place in the insurability of the Insured after the application, and any supplement to it is completed, and all proposed Insureds are still living.

 I understand that I am applying for an Individual  Flexible Premium Variable Universal Life Insurance Policy,  form J355, issued by
 Great-West Life & Annuity  Insurance  Company.  I declare that all statements  made on this  application are true to the best of my knowledge and belief. I acknowledge receipt of the prospectus for variable universal life insurance policy. I believe the policy is suitable for my insurance needs. I understand that all amounts are based on the investment  experience of the investment  divisions and are not guaranteed as to amount; they are variable and may increase or decrease accordingly.  I hereby direct that my telephone instructions to The Company be honored for  transactions  unless otherwise  notified by me in writing.  I understand that telephone calls may be recorded to monitor the quality of service I receive and to verify  policy  transaction  information.  I certify under penalty of perjury that the Social  Security or tax  identification  number  listed on this  application  is correct.  The Internal
 Revenue  Service does not require your consent to any provision of this document  other than the  certifications  required to avoid backup withholding.


 Signed at______________________________________________________________this___________________day of___________________year
               City and State


 ___________________________________________________________________       X_________________________________________________
 Name of Proposed Insured (Please Print)                                    Signature of Proposed Insured


 X__________________________________________________________________       X_________________________________________________
  Witness                                                                   Signature of Owner

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AGENT'S REPORT
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 1.  Purpose of Insurance____________________________________________      Agent's Declaration - I certify that I have asked and
                                                                           have fully recored the proposed Insured's answers to all
 2.  Annual earned income before taxes $_____________________________      questions in this application.  I know nothing that is
     Above based on:     ? Insured's Statement                ? Other      material to the insurability of this life that has not
                                                                           been recored herein.
 3.  Do you have reason to believe the life insurance applied for will
     replace any insurance or annuity with us or any other company?        ____________________     X______________________________
     ? Yes      ? No                                                       Date                      Signature of Agent
     If yes, details:_________________________________________________
                                                                           Print Agent's Name:_____________________________________
     _________________________________________________________________
                                                                           Agent's Number:_________________________________________
     _________________________________________________________________
                                                                           Phone #:________________________________________________
     _________________________________________________________________
                                                                           Agency/Institution:_____________________________________
     _________________________________________________________________
                                                                           Office:_________________________________________________
     _________________________________________________________________
                                                                           Address:________________________________________________
     _________________________________________________________________
                                                                           ________________________________________________________

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J355app                                                      (99)                                                     Page 3 of 6

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                                             This  section  must be completed for all simplified issue and fully underwritten cases.
INSURED'S PERSONAL AND MEDICAL INFORMATION PART I
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Name:____________________________________________________             Occupation___________________________________________________

Total life insurance in force: $_____________________________Driver's License #____________________________State:__________________

1.   Have you applied for insurance in the past 6 months?                                                           ___Yes    ___No

2.   Have you ever been refused life insurance?                                                                     ___Yes    ___No

3.   During the past 12 months have you used tobacco or nicotine products in any form?                               ___Yes    ___No


During the past three years have you:

4.   Flown as a private pilot or do you contemplate flying as a student pilot or crew member?
     (If yes, please complete the aviation questionnaire.)                                                          ___Yes    ___No

5.   Participated in or do you contemplate participating in any hazardous sport such as racing
     (automobile, snowmobile, motorcycle, boat), scuba diving, hang gliding, mountain or rock
     climbing? (If yes, please complete the hazardous sports questionnaire.)                                        ___Yes    ___No

6.   Has your driver's license been suspended or have you been convicted of a moving violation?                     ___Yes    ___No

7.   Within the past 10 years, has a member of the medical profession diagnosed you as having
     or treated you for Acquired Immune Deficiency Syndrome (AIDS) or AIDS related complex (ARC)?                    ___Yes   ___No

If you answered yes to questions 1-7, provide details:_____________________________________________________________________________

___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

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                                             This  section  must be completed simplified issue only.
INSURED'S PERSONAL AND MEDICAL INFORMATION PART II
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Height:____________________                                                               Weight:____________________

1.   Do you have a personal physician? If yes, please provide name and address:                                      ___Yes   ___No

___________________________________________________________________________________________________________________________________

2.   Please provide date last seen, reason seen and results:_______________________________________________________________________
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___________________________________________________________________________________________________________________________________

3.   Have any  members of your  immediate  family  died before age 60?                                               ___Yes   ___No

4.   Are you currently taking any medication(s)?                                                                     ___Yes   ___No

5.   Have you ever been hospitalized? (If yes, give details below including  date(s) and reason(s))                  ___Yes   ___No

Within the past 10 years, has a member of the medical profession diagnosed you as having or treated  you  for any of the following:

7.   Any  permanent disease or disorder, including those requiring medical or surgical intervention
     of the heart, lungs, liver, kidneys, gastrointestinal system?                                                   ___Yes   ___No

8.   Elevated blood pressure, stroke, paralysis, or any chronic or progressive disease or disorder
     of the brain or nervous system?                                                                                 ___Yes   ___No

9.   Diabetes, cancer or malignancy?                                                                                 ___Yes   ___No

10.  Treatment for alcohol or drug use, or have you been medically advised to do so?                                 ___Yes   ___No

11.  Any counseling or treatment for mental, nervous or emotional disorders?                                         ___Yes   ___No

12.  Any physical impairments or diseases not listed above?                                                          ___Yes   ___No

If you answered yes to questions 1-12, provide details:____________________________________________________________________________

___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

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J355app                                                      (99)                                                        Page 4 of 6

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                                             This  page  must be completed for all simplified issue and fully underwritten cases.
 AUTHORIZATION  TO OBTAIN AND DISCLOSE INFORMATION
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 The Company, its reinsurers,  insurance support organizations,  and their authorized  representative,  may obtain medical and other information in order to evaluate my application for life insurance. Any physician, practitioner, hospital, clinic, other medical or medically related facility, the Veterans  Administration,  the Medical Information Bureau, Inc., my employer and consumer reporting agency,  credit reporting agency or insurance company who possesses information of care, treatment or advice of me may furnish such information to The Company upon presenting this authorization or a photocopy.  This authorization includes information about drugs, alcoholism and mental illness. The Company or its reinsurers may make a brief report regarding me to other companies to whom I have applied or may apply.  This  authorization  will be valid from the date signed for a period of two and one-half  years. I have read this authorization and understand I have the right to receive a copy. I have received the Notice of insurance Information Practices and Notice Regarding Medical  Information  Bureau. I consent to a consumer report containing personal or credit information or both that may be requested in connection with my application.

 All statements and answers to questions made in this  application  and any supplement to it are true and complete to the best of my knowledge and belief.  The  information I have  provided  will be taken into  consideration  for and will serve as the basis of any contract of insurance  based on this  application.  1) No Information or answer to any question will be deemed  communicated  to or binding on The Company unless set out in this application.  2) Only the president, a vice president or the secretary of The Company is authorized to change or waive any terms of this application or any contract of insurance issued.


 Signed at______________________________________________________________this___________________day of___________________year
               City and State


 ___________________________________________________________________       X_________________________________________________
 Name of Proposed Insured (Please Print)                                    Signature of Proposed Insured


 X__________________________________________________________________       X_________________________________________________
  Witness                                                                   Signature of Owner

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J355app                                                      (99)                                                        Page 5 of 6

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Notice  of  Insurance   Information   Practices  and  Notice  Regarding  Medical
Information Bureau


This is to  inform  you  that,  as part of our  procedure  for  processing  your application, an investigative consumer report may be prepared whereby information is obtained through personal interviews with your business associates, friends, or others with whom you are acquainted. This inquiry includes information as to your character, general reputation, personal characteristics, financial information and mode of living. You have the right to make a written request within a reasonable period of time to receive additional detailed information about the nature and scope of this investigation. You have the right to access information upon written request. You may request correction, amendment or deletion of any information which you believe to be inaccurate.

In connection with your application for insurance you may receive a telephone call from an authorized person to obtain some personal and financial information. You may be assured that the information is considered confidential and will be used to assess your eligibility for insurance. The interview normally takes from five to ten minutes and will be conducted at a time convenient for you. In the event you are not in when the interviewer calls, the interviewer will leave his or her name and telephone number so that you can return the call at no charge to you and supply the necessary information.

Inquiries on the above notices should be addressed to:

                   Great-West Life & Annuity Insurance Company
                          Department 690, P.O. Box 1700
                                Denver, CO 80201


Information regarding your insurability will be treated as confidential. The Company, or its reinsurers, may, however, make a brief report thereon to the Medical Information Bureau, a non-profit membership organization of life insurance companies, which operates an information exchange on behalf of its members. If you apply to another Bureau member company for life or health insurance coverage, or a claim for benefits is submitted to such a company, the Bureau, upon request, will supply such company with the information it may have in its file.

Upon receipt of a request from you, the Bureau will arrange disclosure of any information it may have in your file. If you question the accuracy of information in the Bureau's file, you may contact the Bureau and seek a correction in accordance with the procedures set forth in the federal Fair Credit Recording Act. The address of the Bureau's information office is:

                           Medical Information Bureau
                       Post Office Box 105, Essex Station
                                Boston, MA 02112
                              Phone: (617) 426-3660

The Company, or its reinsurers, may also release information in its file to other life insurance companies to whom you may apply for life or health insurance, or to whom a claim for benefits may be submitted.

THIS STANDARD DISCLOSURE IS REQUIRED OF ALL LIFE INSURANCE PROVIDERS. BE ASSURED THAT GREAT-WEST'S BUSINESS PRACTICES MEET THE HIGHEST INDUSTRY STANDARDS.

J355app                            (99)                              Page 6 of 6